UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 3, 2013

Date of Report (Date of earliest event reported)

PRESS VENTURES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54628	39-2077493
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

542 Syndicate Ave South

Thunder Bay, Canada, P7E 1E7

(Address of principal executive offices)

(905) 362-9389

Registrant’s telephone number, including area code

N/A

(Former Address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment of Articles

Effective May 3, 2013, Press Ventures, Inc., a Nevada corporation (the “Company”) amended its Articles of Incorporation to increase the total number of authorized shares of the Company to 5,000,000,000. The increase in the number of authorized shares of the Company’s common stock was duly approved by the Board of Directors of the Company, without shareholder approval in accordance with the authority conferred by Section 78.207 of the Nevada Revised Statutes and was effected via an amendment to the Company’s Articles of Incorporation. The full text of the amendment to the Company’s Articles of Incorporation is filed herewith as Exhibit 3.1 and incorporated herein by reference.

SECTION 8 - OTHER EVENTS

Item 8.01  Other Events.

Stock Split

On May 3, 2013, the Company effected a 50 for 1 forward stock split of all of its issued and outstanding shares of common stock (the “Stock Split”).  Shareholders of the Company holding certificated shares will be issued fifty shares of common stock upon surrender of each one share held.  The Stock Split will increase the number of the Company’s issued and outstanding common stock to 415,000,000, from the current 8,300,000.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

3.1	Text of Amendments to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2013	PRESS VENTURES, INC.

By: /s/ Wilson A. Garduque
Wilson A. Garduque
Chief Executive Officer

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